 Exhibit 3(ii)

BY-LAWS

of

STRYKER CORPORATION

a Michigan corporation (the "Corporation")

(As amended through October 24, 2007)

ARTICLE I

REGISTERED OFFICE; REGISTERED AGENT

Section 1.1.            Address of Registered Office; Name of Registered Agent.  The address of the registered office of the Corporation in the State of Michigan and the name of the registered agent at such address shall be as specified in the most recent statement filed pursuant to the Michigan Business Corporation Act (the "MBCA").  The Corporation may also have other offices at such places within or without the State of Michigan as the Board of Directors may from time to time designate or the business of the Corporation may require.

Section 1.2.            Change of Registered Office or Registered Agent.  The address of the Corporation's registered office in the State of Michigan or the designation of the registered agent may be changed upon filing of a statement in the manner permitted by the MBCA.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1.            Annual Meeting.  The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place as the Board of Directors may determine at 2 o'clock p.m. on the third Monday in April of each year or on such other date or at such other time as the Board of Directors may determine.

Section 2.2.            Nature of Business at Meetings of Stockholder.  No business may be transacted at an annual meeting of shareholders other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) complies with the notice procedures set forth in this Section 2.2.

For business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.  To be timely, a shareholder's notice to the Secretary must be received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made.

            To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  If the chairman of an annual or special meeting determines that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.3.            Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the articles of incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) at the direction of the Board of Directors or (b) by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 2.3.

For a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.  To be timely, a shareholder's notice to the Secretary must be received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was made.

To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 2.4.            Special Meetings.  Special meetings of shareholders may be called at any time by the Chairman of the Board, by the President or by order of the Board of Directors.  Special meetings of shareholders shall be held at such place and on such date and at such time as shall be designated in the notice of meeting.

Section 2.5.            Notice of Meetings.  Written notice of each annual and special meeting of shareholders, stating the time, place and purposes thereof, shall be given not less than ten or more than sixty days before the date of such meeting to each shareholder of record entitled to vote at the meeting.  Such notice may be given personally, by mail or by a form of electronic transmission to which the shareholder has consented.  If a shareholder or proxy holder may be present and vote at a meeting by remote communication, the means of remote communication allowed shall be included in the notice of the meeting.

Section 2.6.            Participation by Remote Communication.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may participate in a meeting of shareholders by conference telephone or other means of remote communication through which all persons participating in the meeting may communicate with the other participants and shall be considered present in person and may vote at the meeting, whether such meeting is held at a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (b) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, (c) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Corporation and (d) all participants are advised of the means of remote communication and the names of the participants in the meeting are divulged to all participants.

Section 2.7.            List of Shareholders Entitled to Vote.  The officer or agent who has charge of the stock transfer books of the Corporation shall make and certify a complete list, based upon the record date for a meeting of shareholders determined pursuant to Section 5.8 hereof, of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged alphabetically within each class and series, with the address of and the number of shares held by each shareholder.  Such list shall be produced at the time and place of the meeting and may be inspected by any shareholder during the entire meeting.  If a meeting of shareholders is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.

            Such list shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote in person or by proxy at the meeting.

Section 2.8.            Adjourned Meetings and Notice Thereof.  Any meeting of shareholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting only business that could have been transacted at the original meeting unless notice of the adjourned meeting is given.  Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless after the adjournment the Board of Directors fixes a new record date for the adjourned meeting.  If notice of an adjourned meeting is given, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in the manner prescribed in these By-Laws for the giving of notice of meetings.  A shareholder or proxy holder may be present and vote at the adjourned meeting by means of a remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

Section 2.9.            Quorum.  At any meeting of shareholders, except as otherwise provided in the MBCA, the holders of record of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.  The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.  When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section 2.9 applies in determining the presence of a quorum of such class or series for transaction of the item of business.

Section 2.10.        Voting; Proxies.  At any meeting of shareholders each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to vote at such meeting, unless otherwise provided in the Articles of Incorporation.  A vote may be cast either orally or in writing and otherwise as provided in these By-Laws.  If an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the MBCA.  Abstaining from a vote or submitting a ballot marked "abstain" with respect to an action is not a vote cast on that action.  Except as otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy.  Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy, the following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy: (a) the execution of a writing authorizing another person or persons to act for the shareholder as proxy, which may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature; and (b) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization or similar agent fully authorized by the person who will hold the proxy to receive that transmission.  Any telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder.  If a telegram, cablegram or other electronic transmission is determined to be valid, the inspectors of election, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.  No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  The authority of the holder of a proxy to act is not revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of the incompetence or death is received by the officer or agent responsible for maintaining the list of shareholders.

Section 2.11.        Conduct of Meetings.  At each meeting of shareholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the President or such other person designated by the Board of Directors shall preside and act as the chairman of the meeting.  The chairman shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting, which may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 2.12.        Control Share Acquisition Act.  The Corporation hereby elects not to be subject to the provisions of the Stacey, Bennett and Randall Shareholder Equity Act under the MBCA.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1.            General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided in the MBCA.

Section 3.2.            Number of Directors.  The Board of Directors of the Corporation shall consist of one or more members.  The exact number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors.  The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time change the number of directors constituting the whole Board of Directors, provided, however, that in no event will a decrease in the number of directors shorten the term of any incumbent director.

Section 3.3.            Qualification.  Directors need not be residents of the State of Michigan nor shareholders of the Corporation.

Section 3.4.            Election.  The directors of the Corporation shall be elected in each year at the annual meeting of shareholders, except as provided in Section 3.7 hereof.

Section 3.5.            Term.  Each director shall hold office until the succeeding annual meeting and until his or her successor is duly elected and qualified or until his or her resignation or removal.

Section 3.6.            Resignation and Removal.  Any director may resign at any time upon written notice to the Corporation.  The resignation of any director shall take effect upon receipt of notice thereof or at a later time specified in such notice.  Any director may be removed at any time, with or without cause, by the vote of the holders of a majority of the shares entitled to vote at an election of directors.

Section 3.7.            Vacancies.  Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the shareholders or by the Board of Directors.  If the directors remaining in office constitute fewer than a quorum, they may fill vacancies by the affirmative vote of a majority of all the directors remaining in office.

Section 3.8.            Regulations.  The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation that are not inconsistent with the MBCA or the Articles of Incorporation or these By-Laws as the Board of Directors may deem proper.

Section 3.9.            Annual Meeting of Board of Directors.  An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business.  If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board of Directors need be given.  Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of shareholders) and place as may be specified in a notice of the meeting.

            Section 3.10.    Regular Meetings.  Regular meetings of the Board of Directors shall be held at the time and place as shall from time to time be determined by the Board of Directors.  After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting.

            Section 3.11.    Special Meetings.  Special meetings of the Board of Directors may be called from time to time by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of a majority of the whole Board of Directors directed to the Chairman of the Board or the Secretary.  Notice of any special meeting of the Board of Directors, stating the time and place of such special meeting, shall be given to each director.  Such notice shall be given personally, by telephone, by overnight courier or by a form of electronic transmission not less than forty-eight (48) hours before the time of the meeting (or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances).

            Section 3.12.    Committees of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Each committee and each member thereof shall serve at the pleasure of the Board of Directors.

            Section 3.13.    Powers and Duties of Committees.  Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to any limitation by the MBCA or these By-Laws.  No such committee shall have the power or authority with regard to amending the Articles of Incorporation (except that a committee may prescribe the relative rights and preferences of the shares of series of preferred stock permitted to be fixed by the Board of Directors in accordance with the Articles of Incorporation), adopting an agreement of merger or share exchange, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, amending these By-Laws or filling vacancies on the Board of Directors or fixing compensation of the directors for serving on the Board of Directors or on a committee thereof and, unless a resolution of the Board of Directors so provides, declaring a distribution or dividend or authorizing the issuance of shares.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine and, unless otherwise provided in a resolution of the Board of Directors, may designate one or more subcommittees, each of which shall consist of one or more members, to which all or part of the power and authority of the committee may be delegated.  Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

            Section 3.14.    Quorum and Voting.   A majority of the members of the Board of Directors then in office and, unless the resolution of the Board of Directors establishing the committee provides otherwise, of the members of a committee constitutes a quorum for the transaction of business by the Board of Directors or such committee.  A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee that authorizes the contract or transaction.  In the absence of a quorum, a majority of the directors or of a committee present may adjourn a meeting of the Board of Directors or such committee until a quorum shall be present.

Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants, and participation in such a meeting shall constitute presence in person at such meeting.

The vote of the majority of the directors present at a meeting at which a quorum is present constitutes the action of the Board of Directors or of a committee unless the vote of a greater number is required by the MBCA or, in the case of a committee, the resolution of the Board of Directors establishing the committee; provided, however, that amendment of the By-Laws by the Board requires the vote of not less than a majority of the directors then in office.

            Section 3.15.    Action Without Meeting.  Action required or permitted to be taken under authorization voted at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office or of such committee, as the case may be, consent to the action in writing or by electronic transmission.  The consents shall be filed with the minutes of proceedings of the Board of Directors or such committee and shall have the same effect as a vote of the Board of Directors or committee for all purposes.

ARTICLE IV

OFFICERS AND CHAIRMAN OF THE BOARD

Section 4.1.            Officers.  The officers of the Corporation shall include a President, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries and such other officers as may be determined pursuant to Section 4.2.  None of the officers, except the Chairman of the Board, if any, need be a director of the Corporation.

Section 4.2.            Election of Officers; Term of Office.  Officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors.  If any vacancy in any office shall occur or any office shall be newly created, such office may be filled by the Board of Directors.  The Board of Directors may delegate to the President the power to appoint designated officers.  Each officer shall hold office for the term for which he or she is elected or appointed or until his or her successor is duly elected or appointed and qualified or until his or her resignation or removal.

Section 4.3.            Resignation and Removal of Officers.  Any officer of the Corporation may resign at any time upon written notice to the Corporation.  The resignation of any officer shall take effect upon receipt by the Corporation of notice thereof or at a later time specified in such notice.  An officer of the Corporation may be removed at any time by the Board of Directors with or without cause, but such removal shall be without prejudice to the contracts rights, if any, of the officer so removed.  The election or appointment of any officer does not itself create contract rights.

Section 4.4.            Chairman of the Board.  The Chairman of the Board, who may be an officer of the Corporation or may be a non-executive Chairman of the Board as determined by the Board of Directors, shall preside at all meetings of shareholders and of the Board of Directors at which he or she is present.  The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him or her from time to time by these By-Laws or the Board of Directors.

Section 4.5.            President.  The President shall, in the absence of the Chairman of the Board, preside at all meetings of shareholders and of the Board of Directors at which he or she is present.  The President shall have general supervision over the business of the Corporation.  The President shall have all powers and duties usually incident to the office of the President except as specifically limited by a resolution of the Board of Directors.  The President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.6.            Vice President.  In the absence or disability of the President or if the office of President be vacant, the Vice Presidents in the order determined by the Board of Directors, or, if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others.  Any Vice President may have such additional designation in his or her title as the Board of Directors or the President may determine, which may reflect seniority, duties or responsibilities of such Vice President.  The Vice Presidents shall generally assist the President in such manner as the President shall direct.  Each Vice President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the President.

Section 4.7.            Secretary.  The Secretary shall act as Secretary of all meetings of shareholders and of the Board of Directors at which he or she is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation and shall have supervision over the care and custody of the records and seal of the Corporation.  The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same.  The Secretary shall have all powers and duties usually incident to the office of Secretary except as specifically limited by a resolution of the Board of Directors.  The Secretary shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the President.

             Section 4.8.      Treasurer.  The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate.  The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation.  The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board of Directors.  The Treasurer shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the President.

ARTICLE V

CAPITAL STOCK

Section 5.1.            Issuance of Certificates for Stock. The shares of the Corporation shall be represented by certificates or, if authorized by the Board of Directors, may be issued without certificates.  Authorization to issue shares in uncertificated form shall not affect outstanding shares already represented by a certificate until the certificate is surrendered to the Corporation.  Unless otherwise determined by the Board of Directors, each shareholder, upon written request to the Secretary of the Corporation, shall be entitled to a certificate or certificates representing the number of shares held by him or her in the Corporation.

Within a reasonable time after the issuance or transfer of uncertificated shares, as long as the same is required by the MBCA, the Corporation shall send to the registered owner thereof a written statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the other information required by the MBCA to be set forth in or stated on certificates for stock.

Section 5.2.            Signatures on Stock Certificates.  Certificates for shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and also may be signed by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before such  certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

Section 5.3.            Stock Ledger.  A record of all shares of capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer agent appointed pursuant to Section 5.4 hereof.  Such record shall show the name and address of the person in which shares of capital stock are registered, the number of shares registered in such person's name, the date of any certificate issued in respect of such shares and, in the case of any certificate that has been cancelled, the date of cancellation.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares, to receive notice of meetings and for all other purposes.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 5.4.            Regulations Relating to Transfer.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the MBCA, the Articles of Incorporation or these By-Laws, concerning the issuance, transfer and registration of shares of capital stock of the Corporation.  The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

Section 5.5.            Transfers.  All transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of a written direction of the registered holder of the shares, in person or by such holder's attorney lawfully constituted in writing, and, if such shares are certificated, upon surrender of the certificate or certificates representing such shares duly endorsed.

Section 5.6.            Cancellation.  Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate, other than pursuant to Section 5.7, until such existing certificate shall have been cancelled.

Section 5.7.            Lost, Destroyed, Stolen and Mutilated Certificates.  In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate or uncertificated shares in place of such mutilated certificate.  In case any such certificate shall be lost or destroyed the Corporation may issue a new certificate for capital stock or uncertificated shares in the place of any such lost or destroyed certificate.  The applicant for any substituted certificate or for uncertificated shares shall surrender any mutilated certificate or, in the case of any lost or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof.  The Board of Directors may, in its discretion, require the owner of a lost or destroyed certificate, or his or her representative, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost or destroyed certificate or the issuance of such new certificate or uncertificated shares in respect thereof.

Section 5.8.            Fixing of Record Dates.  The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of shareholders, nor more than sixty days prior to any  other action, for the purpose of determining shareholders entitled to notice of and to vote at such meeting of shareholders or any adjournment thereof, or to express consent or dissent from a proposal without a meeting, or to receive payment or any dividend or allotment of any rights or for the purpose of any other action.

If no record date is fixed by the Board of Directors, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI
INDEMNIFICATION

Section 6.1.            Indemnification.  The Corporation shall indemnify its directors and certain officers as designated by the Board of Directors from time to time to the fullest extent authorized or permitted by law (as now or hereafter in effect) and such right to indemnification shall continue as to a person who has ceased to be a director or designated officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or designated officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this Section 6.1 shall include the right to be paid by the Corporation, promptly as incurred, the reasonable expenses of defending or otherwise participating in any action, suit or proceeding in advance of its final disposition upon receipt of a written undertaking executed by or on behalf of such director or designated officer to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required for the indemnification of a person under the circumstances.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to other officers, employees and agents of the Corporation.  The rights to indemnification and to the advancement of expenses conferred in this Section 6.1 shall not be exclusive of any other right that any person may have or hereafter acquire under these By-Laws, the Articles of Incorporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.  Any repeal or modification of this Section 6.1 shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or designated officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 6.2.            Indemnification Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under applicable law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1.            Corporate Seal.  The seal of the Corporation shall be circular in form with the name of the Corporation and the word Michigan in the circumference and the words "Corporate Seal - Kalamazoo" in the center.  The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.

Section 7.2.            Fiscal Year.  The fiscal year of the Corporation shall be from the 1st day of January to the 31st day of December, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

Section 7.3.            Electronic Transmission.  When used in these By-Laws, the term "electronic transmission" shall include any telegram, cablegram, facsimile transmission, communication by electronic mail or other form of communication that does not directly involve the physical transmission of paper, creates a record that may be retained and retrieved by the recipient and may be directly reproduced in paper by the recipient through an automated process.

Section 7.4.            Notices and Communications Generally.  When a notice is required or permitted to be given by these By-Laws in writing, electronic transmission is written notice.  When a notice or other communication is permitted by the MBCA to be transmitted electronically, the notice or other communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by such person.

When a notice or communication is given by mail, it shall be mailed, except as otherwise provided in the MBCA, to the person to whom it is directed at the address designated by him or her for that purpose or, if none is designated, at his or her last known address.  The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service.  Notice and any other written report, statement or communication required to be given to shareholders shall be deemed to have been given to all shareholders of record who share an address if notice is given or such other report, statement or communication is delivered in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Exchange Act and in Section 143 of the MBCA.

When a notice or communication is required to be given to a person by the MBCA, the Articles of Incorporation or these By-Laws or otherwise and communication with the person is then unlawful under a statute of Michigan or the United States or a rule, regulation, proclamation or order issued under any such statute, the giving of the notice or communication to such person is not required and there is no duty to apply for a license or other permission to do so.

Section 7.5.            Waiver of Notice.  Whenever any notice is required to be given under any provision of these By-Laws, a waiver thereof signed by the person or persons entitled to such notice or, in the case of a shareholder, his or her attorney-in-fact or given by electronic transmission, whether before or after the time stated therein for the meeting, shall be deemed equivalent to notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.6.            Execution of Instruments, Contracts, etc.

Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contract, conveyance, lease, power of attorney or other agreement, instrument or document may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or person or persons as from time to time may be designated by the Board of Directors or by such officer or officers of the Corporation authorized by the Board of Directors to make such designation.

            Section 7.7.            Amendment of By-Laws.  These By-Laws may be amended or repealed or new by-laws may be adopted by the shareholders or by the vote of not less than a majority of the Board of Directors then in office.